AUDITOR'S CONSENT


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights", "Financial Statements", and "Independent Auditors" and to the use of our reports dated February 11, 2000 in the Registration Statement (Form N-1A) of Van Wagoner Funds and its incorporation by reference in the Form N-1A of Van Wagoner Funds, filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 8 to the Registration Statement under the Securities Act of 1933 (File No. 33-98358) and in this Amendment No. 9 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-9116).


                                                /s/ERNST & YOUNG LLP


Chicago, Illinois
April 24, 2000